UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2011 lululemon athletica inc.
 (Exact name of registrant as specified in its charter)

Delaware	001-33608	20-3842867
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1818 Cornwall Avenue Vancouver, British Columbia Canada	V6J 1C7
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (604) 732-6124

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws.

On July 1, 2011, lululemon athletica inc. (the “Company”) filed a Certificate of Amendment to its Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) with the State of Delaware, Division of Corporations, in order to (i) effect a two-for-one forward stock split of the Company’s Common Stock and Special Voting Stock, (ii) increase the number of authorized shares of the Company’s Common Stock from 200,000,000 to 400,000,000 and to reduce the par value of the Common Stock from $0.01 to $0.005 per share, and (iii) increase the number of authorized shares of the Company’s Special Voting Stock from 30,000,000 to 60,000,000 and to reduce the par value of the Special Voting Stock from $0.00001 to $0.000005 per share. A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation of lululemon athletica inc., filed with the State of Delaware, Division of Corporations, on July 1, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

lululemon athletica inc.
Dated: July 1, 2011	/s/ John E. Currie

John E. Currie Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation of lululemon athletica inc., filed with the State of Delaware, Division of Corporations, on July 1, 2011.